Exhibit 23.3

CONSENT OF JEREMY SCOTT COLLYARD

I consent to all references to my name and any quotation from, or summarization of, the technical report summary entitled “Technical Report on the Nichols Ranch Project, Campbell and Johnson Counties, Wyoming, USA” dated February 22, 2022, effective December 31, 2021, as amended February 8, 2023 (the “Technical Report”), and any other references to my name, included or incorporated by reference in:

(i)    the Annual Report on Form 10-K for the period ended December 31, 2025 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)    the Company’s Form S-3 Registration Statements (File Nos. 333-278193 and 333-226878), and any amendments or supplements thereto; and

(iii)    the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900, 333-226654, 333-254559, 333-278611 and 333-286685), and any amendments or supplements thereto.

I further consent to the filing of the Technical Report as an exhibit thereto.

/s/ Jeremy Scott Collyard
Jeremy Scott Collyard, PMP, MMSA QP

Date: February 26, 2026